Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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ENRON POWER MARKETING, INC.	:
:
Plaintiff-Appellee			:
And Cross-Complainant,	:		Chapter 11
			:	Case No. 01-16034 (AJG)
v.			:	Jointly Administered
:
NEVADA POWER COMPANY and	:
SIERRA PACIFIC POWER COMPANY,	:
:
Defendants, Appellants	:
And Cross-Appellees.	:
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In re			:
:
ENRON CORP., et al.,	:		03 Civ. 9318, 9332 (BSJ)
:
Debtors.	:			Opinion
:
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BARBARA S. JONES
UNITED STATES DISTRICT JUDGE

     This motion concerns the bankruptcy appeal brought by appellants Nevada Power Company and Sierra Pacific Power Company (“Nevada”) against appellees Enron Power Marketing, Inc. (“EPMI”). Nevada had made a motion for clarification of the court’s October 15, 2004 Order1 (“Oct. 15, 2004 Order”) or in the alternative, for supplementation.

     Nevada says the Court misunderstood its statement in the pleadings that “If this court finds that judgment should be entered in favor of the Nevada Companies on the contract issues, then it need not consider the other issues.” Having reversed the Bankruptcy Court’s ruling against Nevada on the contract issues and remanded for fact-finding proceedings, the Court adopted Nevada’s suggestion, and in the interest of judicial economy declined to consider the other issues presented.

     Nevada now asserts that the statement would apply only if this Court had granted summary judgment in its favor. Nevada asks the Court to supplement its ruling and decide the four other issues Nevada raised on appeal. They are: (1) the dismissal of Nevada’s affirmative defenses and counterclaims regarding the filed rate doctrine;

(2) the dismissal of Nevada’s affirmative defenses and counterclaims regarding fraudulent inducement and insolvency (the “non-filed rate issues”); (3) the calculation of pre-judgment interest; and (4) the entry of final judgment in a core proceeding.

     In declining to reach the subsequent issues, with the exception of pre-judgment interest, the Court sought to fulfill the pleadings of the Appellant.2 In the interest of clarity, however, the Court will supplement its ruling as requested.

I.	The Court entered judgment in Nevada’s favor on the contract issues.

Early in its brief on appeal, Nevada laid out the issues on which it sought review.

This Appeal addresses the issues presented in the following sequence: First, the Nevada Companies seek reversal of the summary judgment with respect to the breach of contract claim, Count III, including the award of pre-judgment interest. If this court finds that judgment should be entered in favor of the Nevada Companies on the contract issues, then it need not consider the other issues. Second, the Nevada Companies seek reversal of the dismissal of their counterclaims as barred by the filed rate doctrine. Third, they challenge the dismissal of those claims not barred by the filed rate doctrine, but which were dismissed for lack of reliance or damages, on grounds of waiver. Fourth, they challenge the authority of the Bankruptcy Court to enter any final judgment.

(Appellants’ Br. at 5-6.) Nevada did not enumerate the other issues until after saying they need not be addressed in the event of a favorable result on the first claim.

     Nevada now claims that when it said “judgment . . . entered in [its] favor” it meant for this Court to grant summary judgment in Nevada’s favor, not just reverse the Bankruptcy Court’s grant of summary judgment for EPMI. The structure of Nevada’s appeal to this Court made that outcome impossible for two reasons. First, Nevada sought review of the Bankruptcy Court’s decision to grant summary judgment for EPMI, but it did not make a cross-motion for summary judgment in its own favor. Second, not only did Nevada not seek summary judgment, the essence of its own arguments on appeal was that the Bankruptcy Court had erred in granting EPMI summary judgment without discovery, and further fact-finding was needed. For Nevada to claim now that when it referred to a judgment in its own favor it could only have meant a grant of summary judgment is unsupportable.

[1]	Due to a clerical error, different dates appeared on the Order. It was faxed to the parties on October 10, 2004, and docketed on October 15, 2004. It will hereinafter be referred to as the October 15, 2004, Order.

     Moreover, the judgment this Court entered was a judgment in Nevada’s favor. In reviewing what Nevada called the contract issues, this Court reversed the Bankruptcy Court’s grant of summary judgment in favor of EPMI and remanded for proceedings consistent with that decision. This Court sits as an appellate court in reviewing decisions of the Bankruptcy Court. 28 U.S.C. §138(a). An appellate tribunal that reverses and remands has certainly ruled in favor of one party under Bankruptcy Rule 8013, as well as by analogy to the operation of other reviewing courts. U.S.C. Bankr. R. 8013.

     However, rather than treat Nevada’s claims as waived, and in the interest of putting these issues finally to rest, the Court will address the other issues Nevada raised in its appeal. The Court affirms the Bankruptcy Court’s dismissal of Nevada’s affirmative defenses and counterclaims on the filed rate issues, the non-filed rate issues, and the entry of final judgment. The calculation of pre-judgment interest is reversed.

II.	The dismissal of Nevada’s affirmative defenses and counterclaims regarding filed rate issues is affirmed

     Judge Gonzales devoted much of his opinion to a thorough explanation of the filed rate doctrine and its application here. We reviewed the Bankruptcy Court’s legal decisions de novo and its factual findings for clear error. In re Ionosphere Clubs, Inc., 922 F.2d 984, 988-89 (2d Cir. 1990).

     The filed rate doctrine bars suits by ratepayers against regulated utilities which claim that the rates charged are unreasonable. The doctrine says that the “filed rate” – the one approved by the governing agency, in this case FERC – is per se reasonable and should not be renegotiated in the federal courts. Wegoland Ltd. V. Nynex Corp., 27 F.3d 17, 18-19 (2d Cir. 1994).

     The Second Circuit notes that every court which has considered whether fraud on a regulatory agency provides a reason to abrogate the filed rate doctrine has held that it does not. Id. at 20 (citing authorities).

     Despite this unanimity, Nevada asserts that the specific brand of fraud it has alleged – “fraud related to financial condition” of a party – is not precluded by the filed rate doctrine. (Appellants’ Br. at 42.) Nevada is incorrect. The rationale for applying the filed rate doctrine applies to Nevada’s claims for the same reasons it applies to any other fraud allegation.

     First, if the Bankruptcy Court found fraud it could not fashion a remedy without setting a rate, and

[2]	The Appellants requested decision on the award of pre-judgment interest. That issue is decided today.

therefore bankruptcy court is the wrong place for such a claim. Second, Nevada has already sought redress from the right place for such a claim: FERC. FERC reviewed the fraud claims at issue prior to the Bankruptcy Court’s ruling and held that the evidence of market manipulation was not sufficient to justify modifying the contracts in question. (103 FERC ¶ 61,353, 95-112 (June 26, 2003).) Nevada has already sought rehearing from FERC; if it ultimately chooses to appeal FERC’s ruling the proper place for review is the Circuit Court.

     For these reasons, the Court affirms the Bankruptcy Court’s holding that the filed rate doctrine bars consideration of filed rate-related issues.

III.	The dismissal of Nevada’s affirmative defenses and counterclaims regarding non-Filed Rated issues is affirmed

     The Bankruptcy Court found that Nevada’s claim of fraudulent inducement was not barred by the filed rate doctrine, because rather than quarrel with the rates, that claim seeks to set aside Nevada’s obligation to pay any rate at all. (Aug. 28, 2003 Bankruptcy Decision at 9.)

     However, Judge Gonzales dismissed the claim as unsupported by sufficient facts. (Id. at 9-10.) In making that determination, the Bankruptcy Court relied on several relevant details. First, the transactions were “blind brokered,” so Nevada was not aware of the identity of the counter-party when it originally entered into the agreements, and could not have been seduced by Enron’s mythic solvency.3 Later, however, after Nevada became aware of Enron’s identity and more importantly of its financial problems, Nevada continued to accept performance under the contract. The Bankruptcy Court held that continuing to accept performance ratified the contract. Moreover, by declining to rescind as soon as it learned of EPMI’s precarious financial state, Nevada waived its right to do so.

     Under Utah law, a purchaser who learns of fraud must rescind immediately or waive the opportunity. Le Vine v. Whitehouse, 109 P. 2, 7 (Utah 1910) (“The party deceived is not allowed to go on deriving all possible benefit from the transaction and then claim to be relieved from his own obligations by a rescission or a refusal to execute.”) (internal quotations omitted); Fraley v. McGarry, 211 P.2d 840 (Utah 1949) (“[A] contract induced by fraud, false representations, mistake, etc., is not void but only voidable, and it is entirely within the right of the injured party to affirm it or treat it as valid and subsisting . . . [one] must use reasonable diligence in ascertaining the facts which may entitle [one] to rescind, and must act so soon after the discovery of them that the opposite party will not be unnecessarily prejudiced by the delay.”)

     The last of the contracts were signed in June 2001. (Appellants’ Reply at 34.) In October and November 2001, before Nevada took delivery of any power, Enron’s financial problems became public. EPMI filed for bankruptcy on December 2, 2001, yet Nevada took delivery of power from EPMI from January through April 2002. (Appellees’ Br. at 4.)

     Although Nevada may not have known in late 2001 precisely what consequences Enron’s financial collapse would have for its contract with EPMI, the spectacularly public nature of that collapse put Nevada on notice. Under Utah law, which governs this dispute, Nevada was obligated to inquire. Peterson v. Koch Indust., Inc., 684 F.2d 667 (10th Cir. 1982); Taylor v. Moore, 51 P.2d 222, 229 (Utah 1935) (“A party who has opportunity of knowing the facts constituting the alleged fraud cannot be inactive and afterwards allege a want of knowledge that arose by reason of his own laches and negligence.”)

     For these reasons, the Court affirms the Bankruptcy Court’s holding that Nevada ratified the contract and waived its opportunity to rescind under Utah’s common law.

IV.	The calculation of pre-judgment interest is reversed

     This Court’s October 15, 2004, Order affirmed the Bankruptcy Court’s holding that the post-judgment interest rate is set by statute, but did not address Nevada’s appeal of the pre-judgment interest rate. The Bankruptcy Court ruled from the bench on September 25, 2003, that unlike post-judgment interest, pre-judgment interest is determined by the terms of the contract.4 The Bankruptcy Court accepted EPMI’s assertion that the correct interest rate on the Termination Payments should be the 1% per month rate specified in Section 9.3 of the WSPPA. Nevada appealed. This Court neglected to decide the issue in October, but does so now.

     The disputed pre-judgment rate is the interest on the Termination Payment, which EPMI asserts it is owed. A lengthy section of the contract details what the parties owe one another in the event of default; it is entitled “Default of Transactions Under This Agreement and Confirmation Agreements.” (WSPPA §22.) A subsection, called “Liquidation Calculation Options,” discusses how to calculate the Termination Payment and the interest on it.

[3]	Nevada argues that the identity of the parties became known before the contracts were signed. Regardless, the waiver and rescission issues discussed infra are sufficient to void the fraudulent inducement claim.

(WSPPA §22.3.) That section says that in the event of default, if the Non-Defaulting Party’s aggregate Losses and Costs exceed its aggregate Gains, then the Defaulting Party shall, within three (3) Business Days of receipt of such notice, pay the Termination Payment to the Non-Defaulting Party, which amount shall bear interest at the Present Value rate from the time notice of termination was received until paid.”5 (WSPPA §22.3(c).)

     EPMI asserts that because the Termination Payment is due within three days of receipt of notice, the interest at the Present Value rate only applies for those three days. Thereafter, EPMI claims, interest should be calculated at the rate specified in §9.3 of the contract. (Appellees’ Br. at 71-72; Appellants’ Reply at 46.) There is no support for this argument in the four corners of the contract. As this Court noted in its earlier order, §9 of the WSPPA concerns accounting and billing practices during the duration of the contract. (Oct. 15, 2004 Order at 18.) Section 9.3 sets a 1% monthly rate of interest on “Amounts not paid on or before the due date.” (WSPPA §9.3.) Section 9.3 says nothing about Termination Payments or liquidated damages, and §22.3(c) says nothing about §9.3.

     EPMI argues that a reference in §22.3(d) to §9.4 should be read to incorporate §9.3 and §9.4 into §22.3. (Appellees’ Br. at 72.) In fact, the reference accomplishes just the opposite. Section 22.3(d) specifies that if the parties are in mediation or arbitration regarding the Termination Payment, the Defaulting Party should pay the amount the Non-Defaulting Party calculates is owed, and the Non-Defaulting party will refund any overpayment, plus interest at the rate in §9.4. In other words, §22.3(d) specifically refers to an interest rate outside the Termination Payment section of the contract. The explicit incorporation of the 1% rate in Section 9.4 demonstrates that where the contract intended the Termination Payments to use that interest rate, it said so.

     In the absence of any such reference, pre-judgment interest should be calculated as §22.3(c) of the WSPPA directs: at the Present Value Rate.

V.	The holding that the Bankruptcy proceeding is “core” is affirmed

     Nevada asks this Court to depart from the rulings of Judge Gonzales in the Bankruptcy Court and Judge Cote in the District Court, and find that this proceeding is a “non-core” matter before the Bankruptcy Court. Both Judge Gonzales and Judge Cote held that the matters at issue here are core, and the Bankruptcy Court’s jurisdiction is proper. (Appellants’ Br. at 5.)

[4]	The pre-judgment rate was decided by the Bankruptcy Court below and included in its final judgment. It was briefed on appeal and is not waived.

[5]	The calculation of the amount due reads the same if the Non-Defaulting Party’s aggregated Gains exceed its aggregate Losses and Costs, in which case the Non-Defaulting Party pays the Defaulting Party after setting off any overpayment. The overpayment calculation includes a specific reference to §9.4 of the contract, as discussed infra.

     EPMI challenges this court’s jurisdiction to decide the matter in the first place. (Clarificat’n Opp’n at 6.) The question is properly before this court, and the Bankruptcy Court’s decision is affirmed.

     At a hearing on January 23, 2003, Judge Cote addressed the question of mandatory withdrawal from Bankruptcy Court. The second sentence of 28 U.S.C. §157(d) requires withdrawal if “other laws of the United States regulating organizations or activities affecting interstate commence” must be consulted in addition to the Bankruptcy Code. Judge Cote found that other laws of the United States were not substantially or materially necessary to the Bankruptcy Court, and therefore withdrawal was not mandatory. (Jan. 23, 2003 Tr. at 31.)

     Nevada now seeks permissive withdrawal, which Judge Cote considered briefly and denied without prejudice. (Id. at 30, 32.) EPMI objects, arguing that Judge Cote’s ruling was final and can be reversed only by appeal to the Circuit Court.

     Courts in this district generally deny motions to withdraw a reference without prejudice. See, e.g., In re Enron Corp v. Media General, 2004 U.S. Dist. LEXIS 9814 (Stein, J.); In re Enron Corp v. Holcim, Inc., 2004 U.S. Dist. LEXISW 19131 (Mukasey, C.J.). Nevada is not barred from asking this court to find that the proceedings in Bankruptcy Court are non-core. However, nothing in the case has changed since Judge Cote and then Judge Gonzales found that the matter was core. That finding is affirmed.

     The Second Circuit defines “core” broadly, with the expectation that Bankruptcy Courts retain jurisdiction over most proceedings. In re S.G. Phillips, 45 F.3d 702, 705 (2d Cir. 1995). Congress has defined “core” proceedings as those that arise in cases under Title 11 of the U.S. Code, as well as a host of claims related to those cases. 28 U.S.C. §157(b)(1)-(2). This Circuit has held “when a creditor files a proof of claim, the bankruptcy court has core jurisdiction to determine that claim, even if it was a prepetition contract claim.” Phillips, 45 F.3d at 705. Even adversary proceedings against a creditor that were traditionally non-core can be rendered core by the filing of a proof of claim or counterclaim. 28 U.S.C. §157(b)(2)(B) and (C); In re Iridium Operating LLC, 285 B.R. 822 (S.D.N.Y. 2002).

     The Bankruptcy Court held that in this case, not only the defendants’ filing of a proof of claim but the very nature of the proceeding, “which by the defendant’s own contention is intertwined with the bankruptcy process and the impact that the dispute has on other core bankruptcy functions,” renders the entire proceeding core. (Sept. 25, 2003 Tr. at 61.)

     Contrary to Nevada’s assertion, Judge Gonzales relied on both opinions in In re U.S. Lines, 197 F.3d 631

(2d Cir. 1999) to find that the proceeding was core. (Sept. 25, 2003 Tr. at 60-61.) Regardless, the core determination is also supported by Nevada’s assertion of claims.

     Nevada filed proofs of claim, counterclaims, and set-off claims concerning the same matters as those supporting EPMI’s claims. This Court therefore affirms the finding that the instant case is a core bankruptcy matter.

VI.	Conclusion

     In conjunction with this Court’s October 15, 2004 order, the record on remand is now complete. In its earlier order this Court reversed the Bankruptcy Court’s grant of summary judgment in favor of EPMI on the contract claims and remanded for fact-finding on that issue, as well as on the question of damages. That Order also affirmed the Bankruptcy Court’s ruling on the post-judgment interest rate.

     The Court now affirms the Bankruptcy Court’s dismissal of Nevada’s affirmative defenses and counterclaims on the filed rate issues, the non-filed rate issues, and the entry of final judgment. The Court reverses the Bankruptcy Court’s ruling on the pre-judgment interest rate and directs that the rate be calculated at the Present Value Rate, as defined in §22.3(b) of the WSPPA.

SO ORDERED:

                    /s/ Barbara S. Jones
BARBARA S. JONES
UNITED STATES DISTRICT JUDGE

Dated:	New York, New York December 23, 2004